EXHIBIT 3.9

BY-LAWS

OF

FATHER FISH AQUARIUM, LLC

ARTICLE I.  NAME AND LOCATION

SECTION 1.  The name of this corporation shall be Father Fish Aquarium, LLC.

SECTION 2.  The Principal office of the corporation in the State of Florida shall be 769 Highway 41 By Pass, Venice, Florida, 34285, and its initial registered office in the State of Florida shall be769 Highway 41 By Pass, Venice, Florida, 34285.  The corporation may have such other offices, either within or without the State of Florida as the Managing Member may designate or as the business of the corporation may require from time to time.

ARTICLE II.  MEMBERSHIP INTEREST

SECTION 1.  Annual Meeting.  The annual meeting of the members shall be held on the second Tuesday of the month of December in each year, beginning with the year 2011 at the time designated by the Managing Member, for the purpose of transacting such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day.

SECTION 2.  Special Meeting.  Special meetings of the members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by resolution of the Managing Member at the request of the holders of not less than a majority of all the outstanding membership interest of the corporation entitled to vote on any issue proposed to be considered at the meeting, provided said members sign, date and deliver to the Managing Member one or more written demands for the meeting describing the purpose or purposes for which it is to be held.  Only business within the purpose or purposes described in the meeting notice required by Article II, Section 5 of these By-Laws may be conducted at a special members meeting.  In addition, such meeting may be held at any time without call or notice upon unanimous consent of members.

SECTION 3.  Place of Meeting.  The Managing Member may designate any place, either within or without the State of Florida unless otherwise prescribed by statute as the place of meeting for any annual meeting or for any special meeting of members.  A waiver of notice signed by all members entitled to vote at a meeting may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the LLC in the State of Florida.

SECTION 4.  Notice of Meeting.  Written or printed notice stating the place, day and hour of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Managing Member, to each member of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the member at his address as it appears on the transfer books of the LLC, with postage thereon prepaid.  Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

SECTION 5.  Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Managing Member of the LLC may provide that the transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days.  If the transfer books shall be closed for the purpose of determining members entitled to notice of or to vote at a meeting of members, such books shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the transfer books, the Managing Member may fix in advance a date as the record date for any determination of members, such date in any case to be not more than seventy (70) days and, in case of a meeting of members, not less than ten (10) days prior to the date on which the particular action, requiring such determination of members, is to be taken.  If the transfer books are not closed and no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members, or members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which resolution of the Managing Member declaring such dividend is adopted, as the case may be, shall be the record date for such determination of members.  When a determination of members entitled to vote at any meeting of members has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6.  Membership Interest List.  After fixing a record date, the officer or agent having charge of the share ledger of the corporation shall prepare an alphabetical list of all persons entitled to notice and to represent membership interest at such meeting, or any adjournment thereof, and said list shall be arranged by voting group and shall show the address of and the number of shares held by each member or representative.  The membership interest list shall be available for inspection and copying during usual business hours by any member beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the LLC’s principal office or at a place identified in the meeting notice.  Such list shall be available during the meeting and any member, his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment thereof.  The original transfer book shall be prime facia evidence as to who are the members entitled to examine such list or transfer book or to vote at any meeting of members.

SECTION 7.  Quorum.  A majority of the outstanding membership interest of the LLC entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of members.  If less than a majority of the membership interest is represented at a meeting, a majority of the membership interest so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting in which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough members to leave less than a quorum.

SECTION 8.  Proxies.  At all meetings of members, a member may vote by proxy executed in writing by the member or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the Managing Member of the LLC before or at the time of the meeting.

SECTION 9.  Voting of Membership Interest.  Subject to the provisions of Section 12 of this Article II, each outstanding membership interest entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of members.  The affirmative vote of a majority of the outstanding membership interests represented at a members’ meeting at which a quorum is present shall be the act of the members of the LLC.

SECTION 10.  Voting of Membership Interest by Certain Holders.  Membership interest standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may preserve, or, in the absence of such provision, as the director of such corporation may determine.

Membership interest held by an administrator, executor, guardian or conservatory may be voted by him either in person or by proxy, without a transfer of such interest into his name.  Membership interest standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote interest held by him without a transfer of such interest into his name.

Membership interest standing in the name of a receiver may be voted by such receiver, and membership interest held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in appropriate order of the court by which such receiver was appointed.

A member whose interest is pledged shall be entitled to vote such membership interest until the interest has been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the interest so transferred.

Membership interest belonging to the LLC or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding interest at any given time.

SECTION 11.  Informal Action by Members.  Unless otherwise provided by law, any action required to be taken at a meeting of the members, or any other action which may be taken at a meeting of the members, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members entitled to vote with respect to the subject matter thereof.

SECTION 12.  Cumulative Voting.  Unless otherwise provided by law, at each election for the Managing Member every member entitled to vote, in person or by proxy, shall have the right to vote at such election the membership interest owned by him.

ARTICLE III.  MANAGING MEMBER

SECTION 1.  Number.  The Managing Member of the LLC shall be a Louis Foxwell.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Managing Member.  One individual may hold one or more offices.

SECTION 2.  Election and Term of Office.  The Managing Member of the LLC to be elected by the members shall be elected annually by the members at the first meeting of the members held after each annual meeting.  If the election of Managing Member shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  The Managing Member shall hold office until his successor shall have been duly elected and shall have qualified or until he shall resign or shall have been removed in the manner hereinafter provided.  The initial Managing Member may be elected at the first meeting of the members.

SECTION 3.  Removal.  The Managing Member may be removed by the members whenever in their judgment, the best interest of the LLC would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filed by the Managing Member for the unexpired portion of the term.

SECTION 5.  Salaries.  The salaries, compensation and other benefits, if any, of the employees of the LLC shall be fixed from time to time by the Managing Member, and no employee shall be prevented from receiving such salary by reason of the fact that he is also a member of the LLC.

ARTICLE IV.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1.  Contracts.  The Managing Member may authorize any employees, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the LLC, and such authority may be general or confined to specific instances.

SECTION 2.  Loans.  No loans shall be contracted on behalf of the LLC and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Managing Member.  Such authority may be general or confined to specific instances.

SECTION 3.  Checks, Drafts, etc.  All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the LLC shall be signed by such employee, agent or agents of the LLC and in such manner as shall from time to time be determined by resolution of the Managing Member.

SECTION 4.  Deposits.  All funds of the LLC not otherwise employed shall be deposited from time to time to the credit of the LLC in such banks, trust companies or other depositories as the Managing Member may select.

ARTICLE V.  CERTIFICATES FOR MEMBERSHIP INTEREST AND THEIR TRANSFER

SECTION 1.  Certificates for Membership Interest.  Certificates representing shares of the LLC shall be in such form as shall be determined by the Managing Member.  Such certificates shall be signed by the Managing Member or by such other agents authorized by law and by the Managing Member so to do.  All certificates for membership interest shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the membership interest represented thereby are issued, with the number of units and date of issuance, shall be entered on the transfer books of the LLC.  All certificates surrendered to the LLC for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of membership interest shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the LLC as the Managing Member may prescribe.

SECTION 2.  Transfer of Membership Interest.  Transfer of membership interest of the LLC shall be made only on the transfer books of the LLC by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the LLC, and on surrender for cancellation of the certificate of such membership interest, and also, any transfer is subject to the limitations set forth in the Articles of Organization, reference to which is hereby made.  The person in whose name shares stand on the books of the LLC shall be deemed by the LLC to be the owner thereof for all purposes.

ARTICLE VI.  FISCAL YEAR

The fiscal year of the LLC shall begin on the 1st day of April and end on the 31st day of March in each year.

ARTICLE VII.  DIVIDENDS

The Managing Member may from time to time declare, and the LLC may pay dividends on the outstanding membership interest in the manner and upon the terms and conditions provided by law and its Articles of Organization.

ARTICLE VIII.  SEAL

The Managing Member shall provide a LLC seal which shall be circular in form and shall have inscribed thereon the name of the LLC and the state of incorporation and the words "LLC Seal."

ARTICLE IX.  WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any member of the LLC under the provisions of these By-Laws or under the provisions of the Articles of Organization, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE X.  AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a majority vote of the members at any annual member meeting. These By-Laws may also be altered, amended or repealed by a majority vote of the members at a special meeting notwithstanding that these By-Laws may also be amended or repealed by the Managing Member.